UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2003

TECHNOLOGY SOLUTIONS COMPANY
(Exact name of Registrant as specified in its charter)

Incorporated in the State of Delaware
Commission File Number 0-19433
Employer Identification No. 36-3584201

205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 228-4500

SIGNATURES
Letter from PricewaterhouseCoopers LLP to the SEC
Press Release

TECHNOLOGY SOLUTIONS COMPANY

FORM 8-K

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     (a) Previous Independent Accountants

On April 3, 2003, at the request of the Audit Committee of the Board of Directors of Technology Solutions Company (the “Company”), PricewaterhouseCoopers LLP (“PwC”) was dismissed as the Company’s independent accountants, effective immediately.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through April 3, 2003, there have been no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 4, 2003, is filed as Exhibit 16 to this Form 8-K.

     (b) New Independent Accountants

On April 3, 2003, the Audit Committee of the Board of Directors of the Company approved the engagement of Grant Thornton LLP to act as the Company’s independent accountants, effective immediately.

During the Company’s two most recent fiscal years and the subsequent interim period, the Company did not consult Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

TECHNOLOGY SOLUTIONS COMPANY

FORM 8-K

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits. The following exhibits are filed with this report

Exhibit Number	Description

16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 4, 2003.

99	Press Release dated April 7, 2003

TECHNOLOGY SOLUTIONS COMPANY

FORM 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY

Date:	April 7, 2003	By: /s/ TIMOTHY P. DIMOND Timothy P. Dimond Chief Financial Officer